Exhibit 10.18

AMENDMENT TO
CIMAREX ENERGY CO.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Effective May 19, 2004, Cimarex Energy Co., a Delaware corporation (the “Company”), established the Cimarex Energy Co. Deferred Compensation Plan for NonEmployee Directors. (the “Plan”). In Article VII of the Plan, the Company reserved the right and power to amend the Plan at any time and from time to time. In exercise of that right and power, the Plan is hereby amended as provided below.

RECITALS

A.                                   The Plan provides for nonqualified deferred compensation within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which became effective January 1, 2005.

B.                                     Internal Revenue Service Notice 2005-1 provides that nonqualified deferred compensation plans subject to Code section 409A must be operated in compliance with Code section 409A on and after January 1, 2005. Notice 2005-1 also provides that deferral elections under nonqualified deferred compensation plans may be terminated, in whole or in part, at the participant’s election or at the election of the plan sponsor, on or before December 31, 2005 if the affected participant receives a distribution of the amounts subject to the terminated election in 2005 or, if later, at the time the benefits become vested under the terms of the Plan.

C.                                     The Internal Revenue Service has issued proposed regulations that provide a limited opportunity through December 31, 2006, to Plan participants to change their payment elections without violating Code section 409A’s restrictions on changes.

D.                                    The Company wishes to amend the Plan to terminate the elections made by Hans Helmerich to defer the payment of the annual retainer paid in 2005 and the fee for attendance at the Board of Directors meeting in June 2005. Mr. Helmerich has been paid the full amount of the annual retainer and the fee for attendance at the June meeting.

E.                                      The Company wishes to further amend the Plan to permit Plan participants to change their payment elections as permitted by the proposed regulations.

F.                                      The Company intends, and reserves the right, to make additional changes to the Plan document with respect to Code section 409A.

AMENDMENT

1.                                       Election Termination. The Plan is hereby amended to provide that the election made by Hans Helmerich to defer payment of the annual retainer paid in 2005 and the fee for attendance at the Board of Directors meeting held in June 2005 is terminated. The full amount of the annual retainer payable in 2005 and the full amount of the fee for attendance at the June 2005 board meeting has been paid in full. The amounts shall be reported on Mr. Helmerich’s Form 1099 for calendar year 2005.

2.                                       Amendment to Length of Deferral. Plan section 5.1(a) shall be amended in its entirety to provide as follows:

(a)                                  Except as provided otherwise in this ARTICLE V, each of the Participant’s Accounts shall be distributed or commence to be distributed to the Participant on, or as soon as administratively practicable after, the earlier of the distribution date specified for such Account by the Participant, the Participant’s separation from service (as defined in Code section 409A) as a director, or the termination of the Plan (to the extent permitted by Code section 409A). Subject to subsection 5.1(c) below, the Participant shall specify the date on which each of his or her Accounts shall be distributed or shall commence to be distributed at the time he or she makes, and as a part of, an election to defer the Director’s Fees credited to that Account. The Participant may make a separate election with respect to each of his or her Accounts.

3.                                       Change in Deferral Elections. Plan section 5.1 shall be amended by the addition of a new subsection (d) to provide as follows:

(d)                                 Notwithstanding any provision of this section 5.1 to the contrary, a Participant may change his elections concerning the form and time of payment at any time on or after January 1, 2005 and on or before December 31, 2006; provided however, that any election to change the timing of a payment previously elected or scheduled to be made in 2006 must be made on or before December 31, 2005. This subsection (d) shall expire and have no force or effect after December 31, 2006.

4.                                       Effective Date. The amendments made by this document shall be effective as of January 1, 2005.

IN WITNESS WHEREOF, this Amendment has been signed this 13th day of December 2005 to be effective as provided above.

CIMAREX ENERGY CO.

By:	/s/ Richard S. Dinkins
Name:	Richard S. Dinkins
Title:	Vice President-Human Resources